SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 17, 2004

Corrpro Companies, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-12282	34-1422570

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1090 Enterprise Drive, Medina, Ohio	44256

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(330) 723-5082

Item 12. Results of Operations and Financial Condition.

On June 17, 2004, Corrpro Companies, Inc. (the “Company”) issued the attached press release announcing its financial results for its fourth quarter and fiscal year ended March 31, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information in this Form 8-K and attached press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Exhibit Index

(99.1)  Press release, dated June 17, 2004, issued by the Company.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORRPRO COMPANIES, INC.
Date: June 22, 2004	By: /s/ Robert M. Mayer Robert M. Mayer Senior Vice President and Chief Financial Officer